FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 12, 2016, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) (i) XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), (ii) BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin”), (iii) X-SPINE SYSTEMS, INC., an Ohio corporation (“X-spine”), and (iv) XTANT MEDICAL, INC., a Delaware corporation (“Xtant”, and together with Holdings, Bacterin and X-spine, individually and collectively, jointly and severally, the “Borrower”).

1.                   DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 25, 2016, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of May 25, 2016, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                   DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, and (b) the “Intellectual Property Collateral”, as such term is define in that certain Intellectual Property Security Agreement, executed and delivered by Borrower to Bank, dated as of May 25, 2016 (the “IP Agreement”). Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations, shall be referred to as the “Existing Loan Documents”.

3.                   DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(a) thereof:

“(a)      Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%); provided, that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-quarter of one percent (0.25%), which interest shall in any event be payable monthly in accordance with Section 2.4(d) below.”

and inserting in lieu thereof the following:

“(a)      Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus four percent (4.00%); provided, that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), which interest shall in any event be payable monthly in accordance with Section 2.4(d) below.”

2	The Loan Agreement shall be amended by inserting the following new Section 2.4(e) immediately following Section 2.4(d) thereof:

“(e)      Minimum Interest. In the event the aggregate amount of interest earned by Bank in connection with the Revolving Line in any month (such period, the “Minimum Interest Period,” which period shall begin on the First Loan Modification Effective Date and continue with each month thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than Forty Five Thousand Dollars ($45,000.00) (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) (“Minimum Interest”), Borrower shall pay to Bank, upon demand by Bank, an amount equal to the (i) Minimum Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) in such Minimum Interest Period. The amount of Minimum Interest charged shall be prorated for any partial Minimum Interest Period.  Borrower shall not be entitled to any credit, rebate, or repayment of any Minimum Interest pursuant to this Section 2.4(e) notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under this Section 2.4(3) pursuant to the terms of Section 2.6(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of this Section 2.4(e).”

3	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.5(a) and (b) thereof:

“(a)      Commitment Fee. A fully earned (as of the Effective Date), non-refundable commitment fee of One Hundred Eight Thousand Dollars ($108,000.00), payable as follows: (i) Thirty Six Thousand Dollars ($36,000.00) shall be due and payable on the Effective Date; (ii) Thirty Six Thousand Dollars ($36,000.00), shall be due and payable on the First Anniversary; provided, that in the event that all outstanding Obligations under the Revolving Line are repaid in full and the Bank’s commitment to make any further Credit Extensions under the Revolving Line is terminated prior to the First Anniversary, Seventy Two Thousand Dollars ($72,000.00), shall be immediately due and payable at the time of such repayment and termination; (iii) Thirty Six Thousand Dollars ($36,000.00), shall be due and payable on the Second Anniversary; provided, that in the event that all outstanding Obligations under the Revolving Line are repaid in full and the Bank’s commitment to make any further Credit Extensions under the Revolving Line is terminated after the First Anniversary but prior to the Second Anniversary, Thirty Six Thousand Dollars ($36,000.00), shall be immediately due and payable at the time of such repayment and termination;

(b)      Termination Fee. Upon termination of this Agreement for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to (i) three percent (3.00%) of the Revolving Line (i.e. One Hundred Eighty Thousand Dollars ($180,000.00)), if such termination occurs on or prior to the First Anniversary; (ii) two percent (2.00%) of the Revolving Line (i.e. One Hundred Twenty Thousand Dollars ($120,000.00)), if such termination occurs after the First Anniversary but on or prior to the Second Anniversary; and (iii) one percent (1.00%) of the Revolving Line (i.e. Sixty Thousand Dollars ($60,000.00)), if such termination occurs after the Second Anniversary but prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank; and”

and inserting in lieu thereof the following:

“(a)      Anniversary Fee. A fully earned (as of the Effective Date), non-refundable anniversary fee of One Hundred Thirty Two Thousand Dollars ($132,000.00), payable as follows: (i) Sixty Six Thousand Dollars ($66,000.00), shall be due and payable on the First Anniversary; provided, that in the event that all outstanding Obligations under the Revolving Line are repaid in full and the Bank’s commitment to make any further Credit Extensions under the Revolving Line is terminated prior to the First Anniversary, One Hundred Thirty Two Thousand Dollars ($132,000.00), shall be immediately due and payable at the time of such repayment and termination; (iii) Sixty Six Thousand Dollars ($66,000.00), shall be due and payable on the Second Anniversary; provided, that in the event that all outstanding Obligations under the Revolving Line are repaid in full and the Bank’s commitment to make any further Credit Extensions under the Revolving Line is terminated after the First Anniversary but prior to the Second Anniversary, Sixty Six Thousand Dollars ($66,000.00), shall be immediately due and payable at the time of such repayment and termination;

(b)      Termination Fee. Upon termination of this Agreement for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to (i) three percent (3.00%) of the Revolving Line (i.e. Three Hundred Thirty Thousand Dollars ($330,000.00)), if such termination occurs on or prior to the First Anniversary; (ii) two percent (2.00%) of the Revolving Line (i.e. Two Hundred Twenty Thousand Dollars ($220,000.00)), if such termination occurs after the First Anniversary but on or prior to the Second Anniversary; and (iii) one percent (1.00%) of the Revolving Line (i.e. One Hundred Ten Thousand Dollars ($110,000.00)), if such termination occurs after the Second Anniversary but prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank; and”

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4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a) thereof:

“(a)      Transaction Reports. A Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) on the 15th (or the immediately preceding Business Day if the 15th is not a Business Day) and the last Business Day of each month when a Streamline Period is not in effect, and (iii) within thirty (30) days after the end of each month when a Streamline Period is in effect;”

and inserting in lieu thereof the following:

“(a)      Transaction Reports. A Transaction Report (and any schedules related thereto) (i) with each request for an Advance, and (ii) on the 15th (or the immediately preceding Business Day if the 15th is not a Business Day) and the last Business Day of each month;”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c)      Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Bank shall require that Borrower direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account to be applied to immediately reduce the Obligations; provided, that during a Streamline Period, such payments and proceeds shall be transferred to an account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)      Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Bank shall require that Borrower direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account to be applied to immediately reduce the Obligations.”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.6 thereof:

“6.6      Access to Collateral; Books and Records. In addition to the Initial Audit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits (including, without limitation, the Initial Audit), shall be conducted at Borrower’s expense and no more often than once every twelve (12) months, or more frequently, as Bank shall determine conditions warrant. The charge therefor shall be $1,000.00 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

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and inserting in lieu thereof the following:

“6.6      Access to Collateral; Books and Records. In addition to the Initial Audit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits (including, without limitation, the Initial Audit), shall be conducted at Borrower’s expense and no more often than once every three (3) months, or more frequently, as Bank shall determine conditions warrant. The charge therefor shall be $1,000.00 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8(a) thereof:

“(a)      Maintain all of its and all of its Subsidiaries operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates; provided that Borrower shall be permitted to transition its existing accounts maintained at financial institutions other than Bank and Bank’s Affiliates (the “Existing Accounts”), so long as such Existing Accounts are closed on or before the date that is sixty (60) days after the Effective Date, with all proceeds of such Existing Accounts transferred to an account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(a)      Maintain all of its and all of its Subsidiaries operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates.”

8	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line” is an aggregate principal amount not to exceed Six Million Dollars ($6,000,000.00) outstanding at any time.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter, unrestricted cash at Bank, as determined by Bank in its reasonable discretion, in an amount at all times greater than Three Million Dollars ($3,000,000.00) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) fiscal quarter as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.

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and inserting in lieu thereof the following:

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further, that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line” is an aggregate principal amount not to exceed Eleven Million Dollars ($11,000,000.00) outstanding at any time.

“Streamline Period” is, on and after the First Loan Modification Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter, unrestricted cash at Bank, as determined by Bank in its reasonable discretion, in an amount at all times greater than Three Million Dollars ($3,000,000.00) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) fiscal quarter as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.

9	The Loan Agreement shall be amended by inserting the following new definition in Section 13.1 thereof, in its applicable alphabetical order:

“First Loan Modification Effective Date” is August       12, 2016.

The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

4.                   CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank and duly executed, as applicable (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

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B.	the First Amendment, Acknowledgment and Reaffirmation of Intercreditor Agreement, executed by Orbimed; and
C.	such other documents as Bank may reasonably request.

5.                   FEES. In addition to and supplemental of all other fees under the Loan Documents that may become due and payable, Borrower shall pay to Bank a fully earned, non-refundable modification fee equal to Thirty Thousand Dollars ($30,000.00), which modification fee shall be payable on the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6.                   RATIFICATION OF PERFECTION CERTIFICATE. Including the additional disclosures attached as Exhibit B hereto (the “Additional Disclosures”), Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates, as modified and/or supplemented by the Additional Disclosures, each delivered by Borrower to Bank in connection with the Effective Date, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in such Perfection Certificates, as modified and/or supplemented by the Additional Disclosures, remains true and correct in all material respects as of the date hereof.

7.                   RATIFICATION OF IP AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

8.                   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.                   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document, and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.                NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.                CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to waive the Existing Default pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12.                JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

13.                COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

XTANT MEDICAL HOLDINGS, INC. By /s/ Daniel Goldberger Name: Daniel Goldberger Title: Chief Executive Officer	BACTERIN INTERNATIONAL, INC. By /s/ Daniel Goldberger Name: Daniel Goldberger Title: President

X-SPINE SYSTEMS, INC. By /s/ Daniel Goldberger Name: Daniel Goldberger Title: Chief Executive Officer	XTANT MEDICAL, INC. By /s/ Daniel Goldberger Name: Daniel Goldberger Title: Chief Executive Officer

BANK

SILICON VALLEY BANK

By /s/ Michael Kalicak
Name:   Michael Kalicak
Title:   Vice President

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Exhibit A to First Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:	___________________________
FROM:	XTANT MEDICAL HOLDINGS, INC.
BACTERIN INTERNATIONAL, INC.
X-SPINE SYSTEMS, INC.
XTANT MEDICAL, INC.

The undersigned authorized officer of XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin”), X-SPINE SYSTEMS, INC., an Ohio corporation (“X-spine”), and XTANT MEDICAL, INC., a Delaware corporation (“Xtant”, and together with Holdings, Bacterin and X-spine, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue reports	Monthly within 30 days	Yes No
Transaction Reports	(i) with each request for an Advance, and (ii) on the 15th (or the immediately preceding Business Day if the 15th is not a Business Day) and the last Business Day of each month	Yes No
Projections	Within 30 days of Board approval, but in any event on or before January 31, and as amended/updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

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Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Revenue (quarterly)	*	$_______	Yes No

* See Section 6.9(a)

STREAMLINE PERIOD PRICING		Applies

Minimum Unrestricted Cash at SVB > $3,000,000.00 at all times in prior fiscal quarter	Prime + 2.50%	Yes No
Minimum Unrestricted Cash at SVB < $3,000,000.00 at any time	Prime + 4.00%	Yes No

1.                  The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

2.                  The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Xtant Medical Holdings, Inc., for itself and on behalf of each other “Borrower” By: _________________________ Name:_______________________ Title: _______________________

BANK USE ONLY

Received by: _______________________

                               authorized signer

Date: _____________________________

Verified: ___________________________

                      authorized signer

Date: _____________________________

Compliance Status:      Yes             No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:      ____________________

I.      Minimum Revenue (Section 6.9(a))

Required:      Achieve Minimum Revenue in an amount equal to or greater than the amount specified below for each quarterly period indicated below:

Quarterly Period Ending	Minimum Revenue
June 30, 2016	$18,000,000.00
September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017	$20,000,000.00
September 30, 2017, and each quarterly period ending thereafter	$22,000,000.00

“Minimum Revenue” means, with respect to each product of Borrower, the gross invoiced amount on sales of, and distribution income, stocking orders, transfer payments and other consideration received, directly or indirectly, by Borrower and its Subsidiaries in respect of any such product in any applicable territory from any Account Debtor after deduction of: (i) normal and customary trade, quantity or prompt settlement discounts (including chargebacks, shelf stock adjustments and allowances) with respect to customers actually allowed; (ii) amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions; (iii) rebates and similar payments actually made with respect to sales paid for by Federal or state Medicaid, Medicare or similar programs in the territory; and (iv) excise taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of such product (to the extent included in the gross invoiced amount), in each case as calculated (x) in a manner consistent with the Borrower’s customary practice for its products and (y) consistent with GAAP.

Actual:

A.	Quarterly Minimum Revenue (determined in accordance with GAAP)	$ ________________

Is line A equal to or greater than $[_________________________]?

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Exhibit B to First Loan Modification Agreement

Additional Disclosures

Dr. Kirschman resigned effective July 2016. He was previously Executive VP, Chief Scientific Officer of Xtant Medical Holdings, Inc. (XMHI); Executive Vice President of Xtant Medical, Inc.; and President of X-spine Systems, Inc.  His successor has not yet been named.  Dr. Kirschman remains a member of the board of directors of XMHI.

This information changes Paragraph 11 of the Perfection Certificate previously provided.

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